Jones, Jensen
                          & Company, LLC

           CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



October 20, 1998



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our audit report dated January 23, 1998 (and to all references to our Firm) included in the Form 10KSB and incorporated by reference in the Form S-8 Registration Statement of National
Health & Safety Corporation.



Jones, Jensen & Company
Certified Public Accountants